As filed with the Securities and Exchange Commission on May 2, 2016

Registration No. 333-209492

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZONZIA MEDIA, INC.

(Exact name of registrant in its charter)

Nevada	2741	84-0871427
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

ZONZIA MEDIA, INC.

2580 Anthem Village Drive, Suite B-7

Henderson, NV 89074

(702) 707-3974

(Address and telephone number of principal executive offices and principal place of business)

Stanley L. Teeple

2580 Anthem Village Drive, Suite B-7

Henderson, NV 89074

(702) 707-3974

(Name, address and telephone number of agent for service)

With a copy to

Barnett & Linn

Attention: William B. Barnett, Esq.

23564 Calabasas Road, Ste. 205, Calabasas, CA 91302

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (4)
Common Stock, $0.001 par value per share for sale by Selling Stockholders	64,468,344	$0.06	(2)	$3,868,101	$389.52

__________________

(1)	We are registering a total of 101,135,010 shares of our common stock of which 34,468,343 shares are being registered for resale that have been issued to the Selling Stockholders named in this registration statement and 30,000,000 shares that we will sell to Kodiak Capital Group, LLC pursuant to an Investment Agreement entered into on February 10, 2016, which sales shall have an aggregate initial offering price not to exceed $2,000,000. In the event the maximum aggregate offering price is reached, any remaining unsold shares shall be removed from registration. The proposed maximum offering price per share will be determined by the registrant in connection with the issuance of the securities registered hereunder.
(2)	Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(3)	This represents a price that is calculated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. Our common stock is not traded on a national exchange, but is traded as of the date of this prospectus on the OTCQB marketplace. The offering price is based on the average of the bid and ask price of our common stock on that market on February 10, 2016.
(4)	On May 29, 2015 the Registrant filed a Form S-1 registration statement (File No. 333-204570) and paid a registration fee of $3,353.15. The registration statement was withdrawn by filing a Form RW on December 17, 2015. In accordance with Rule 457(p) under the Securities Act of 1933, we request that the fees paid to the SEC in connection with the prior filing be credited to the Registrant’s account to offset against the filing fees for this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED April 29, 2016

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EXPLANATION

This Amendment No. 2 to Registration Statement (“Amendment No. 2”) is filed for the sole purpose to correct an error in Section 4.3 of an Equity Purchase Agreement previously filed as Exhibit 10.13. This Amendment No. 2 includes Amendment to Equity Purchase Agreement as Exhibit 10. 17 which corrects Exhibit 10.13.

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Item 16. Index To Exhibits

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger dated September 2, 2014, by and among Indigo-Energy, Inc., HDIMAX, Inc. and HDIMAX Acquisition Corporation, Inc. (1)
Exhibit 2.2	Amendment to the Merger Agreement dated November 21, 2014 (2)
Exhibit 3.1	Amended and Restated Articles of Incorporation of Indigo-Energy, Inc. (3)
Exhibit 3.2	Amended and Restated Bylaws of Indigo-Energy, Inc. (4).
Exhibit 5.1*	Opinion of Barnett & Linn
Exhibit 10.1	Settlement Agreement dated January 22, 2015 (5)
Exhibit 10.2	Employment Agreement with Myles A. Pressey III (6)
Exhibit 10.3	Employment Agreement with Johnathan Adair (6)
Exhibit 10.4	Employment Agreement with Stanley L. Teeple (11)
Exhibit 10.5	Distribution Channel Agreement with simplyME dated February 9, 2015 (7)
Exhibit 10.6	Addendum to Distribution Channel Agreement with simplyME dated June 30, 2015 (8)
Exhibit 10.7	Master License and Professional Services Agreement between Kaltura, Inc and the Company dated August 4, 2015(13)
Exhibit 10.8	Submission/Insertion Order Agreement with Sonifi Solutions, Inc. dated July 9, 2015 (9)
Exhibit 10.9	Amendment to Employment Agreement with Myles A. Pressey (12)
Exhibit 10.11	Addendum #2 to Distribution Channel Agreement with simplyME dated July 31, 2015 (10)
Exhibit 10.12	License Agreement between the Company and Sonifi Solutions, Inc. dated August 1, 2015 (10)
Exhibit 10.13	Equity Purchase Agreement dated February 10, 2016 between the Company and Kodiak Capital Group, LLC (14)
Exhibit 10.14	Registration Rights Agreement dated February 10, 2016 between the Company and Kodiak Capital Group, LLC. (14)
Exhibit 10.15	Replacement Note dated February 10, 2016 made by the Company in favor of Kodiak Capital Group, LLC (14)
Exhibit 10.16	Replacement Promissory Note dated March 4, 2016 between the Company and Kodiak Capital Group, LLC (15)
Exhibit 10.17*	Amendment to Equity Purchase Agreement dated April 28, 2016
Exhibit 23.1*	Consent of Haynie & Company
Exhibit 23.2*	Consent of WSRP
Exhibit 23.3*	Consent of Barnett & Linn (included in Exhibit 5.1)
101.INS	XBRL Instances Document
101.SCH	XB RL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

_______________

(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 4, 2014
(2)	Incorporated by reference to the applicable exhibit of the registrant’s Current Report on Form 8-K filed on November 26, 2014.
(3)	Incorporated by reference to the registrant’s definitive Information Statement on Schedule 14C filed on October 20, 2014.
(4)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 6, 2014.
(5)	Incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on January 28, 2015.
(6)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on February 4, 2015.
(7)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 1, 2015.
(8)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on July 7, 2015.
(9)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 10, 2015.
(10)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on August 5, 2015.
(11)	Incorporated by reference to the applicable exhibit to our Form S-1 filed on May 29, 2015.
(12)	Incorporated by reference to the applicable exhibit to our Form S-1/A filed on July 10, 2015.
(13)	Incorporated by reference to the applicable exhibit to our Form S-1 filed on January 15, 2016.
(14)	Incorporated by reference to the applicable exhibit to our Form S-1 filed on February 12, 2016.
(15)	Incorporated by reference to the applicable exhibit to our Form S-1/A filed on April 20, 2016.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Henderson, State of Nevada, on April 29, 2016.

Zonzia Media, Inc.

By:	/s/ Johnathan F. Adair
Johnathan F. Adair
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Myles A. Pressey III	Chairman of the Board of Directors	April 29, 2016

/s/ Johnathan F. Adair	Chief Executive Officer
	(Principal Executive Officer)	April 29, 2016

/s/ Myles A. Pressey III	Interim Chief Financial Officer	April 29, 2016
(Principal Accounting and Financial Officer)

/s/ Stanley L. Teeple	Chief Compliance Officer	April 29, 2016

/s/ Philip Fraley	Director	April 29, 2016

/s/ Steven Sanders	Director	April 29, 2016

/s/ Joseph Martin	Director	April 29, 2016

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Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger dated September 2, 2014, by and among Indigo-Energy, Inc., HDIMAX, Inc. and HDIMAX Acquisition Corporation, Inc. (1)
Exhibit 2.2	Amendment to the Merger Agreement dated November 21, 2014 (2)
Exhibit 3.1	Amended and Restated Articles of Incorporation of Indigo-Energy, Inc. (3)
Exhibit 3.2	Amended and Restated Bylaws of Indigo-Energy, Inc. (4).
Exhibit 5.1*	Opinion of Barnett & Linn
Exhibit 10.1	Settlement Agreement dated January 22, 2015 (5)
Exhibit 10.2	Employment Agreement with Myles A. Pressey III (6)
Exhibit 10.3	Employment Agreement with Johnathan Adair (6)
Exhibit 10.4	Employment Agreement with Stanley L. Teeple (11)
Exhibit 10.5	Distribution Channel Agreement with simplyME dated February 9, 2015 (7)
Exhibit 10.6	Addendum to Distribution Channel Agreement with simplyME dated June 30, 2015 (8)
Exhibit 10.7	Master License and Professional Services Agreement between Kaltura, Inc and the Company dated August 4, 2015 (13)
Exhibit 10.8	Submission/Insertion Order Agreement with Sonifi Solutions, Inc. dated July 9, 2015 (9)
Exhibit 10.9	Amendment to Employment Agreement with Myles A. Pressey (12)
Exhibit 10.11	Addendum #2 to Distribution Channel Agreement with simplyME dated July 31, 2015 (10)
Exhibit 10.12	License Agreement between the Company and Sonifi Solutions, Inc. dated August 1, 2015 (10)
Exhibit 10.13	Equity Purchase Agreement dated February 10, 2016 between the Company and Kodiak Capital Group, LLC (14)
Exhibit 10.14	Registration Rights Agreement dated February 10, 2016 between the Company and Kodiak Capital Group, LLC. (14)
Exhibit 10.15	Replacement Note dated February 10, 2016 made by the Company in favor of Kodiak Capital Group, LLC (14)
Exhibit 10.16	Replacement Promissory Note dated March 4, 2016 between the Company and Kodiak Capital Group, LLC (15)
Exhibit 10.17*	Amendment to Equity Purchase Agreement dated April 28, 2016
Exhibit 23.1*	Consent of Haynie & Company
Exhibit 23.2*	Consent of WSRP
Exhibit 23.3*	Consent of Barnett & Linn (included in Exhibit 5.1)
101.INS	XBRL Instances Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

_______________

(1)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 4, 2014
(2)	Incorporated by reference to the applicable exhibit of the registrant’s Current Report on Form 8-K filed on November 26, 2014.
(3)	Incorporated by reference to the registrant’s definitive Information Statement on Schedule 14C filed on October 20, 2014.
(4)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 6, 2014.
(5)	Incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on January 28, 2015.
(6)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on February 4, 2015.
(7)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 1, 2015.
(8)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on July 7, 2015.
(9)	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 10, 2015.
(10)	Incorporated by reference to the applicable exhibit to our Current Report on Form 8-K filed on August 5, 2015.
(11)	Incorporated by reference to the applicable exhibit to our Form S-1 filed on May 29, 2015.
(12)	Incorporated by reference to the applicable exhibit to our Form S-1/A filed on July 10, 2015.
(13)	Incorporated by reference to the applicable exhibit to our Form S-1 filed on January 15, 2016.
(14)	Incorporated by reference to the applicable exhibit to our Form S-1 filed on February 12, 2016.
(15	Incorporated by reference to the applicable exhibit to our Form S-1/A filed on April 20, 2016.

* Filed herewith

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